THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE LAW. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

STRATOS RENEWABLES CORPORATION

UNSECURED CONVERTIBLE PROMISSORY NOTE

Note No. ______	_____________, 2008
U.S. $_________	Los Angeles, California

FOR VALUE RECEIVED, Stratos Renewables Corporation, a Nevada corporation (“Company”) promises to pay to _______________, a ___________________ (the “Holder”), or its registered assigns, the principal sum of ________________ Dollars (U.S. $___________) (“Original Principal Amount”), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to twelve (12%) per annum (the “Applicable Interest Rate”), computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable in one (1) installment on ____________, 2008 [SIX MONTHS FROM ISSUANCE] (the “Original Maturity Date”). However, if the Company has failed to raise at least $25.0 million of equity investment, net of offering expenses, between November 14, 2007 and the Maturity Date, then the Company may, in its sole and exclusive option, extend the Maturity Date to _________________, 2009 [NINE MONTHS FROM ISSUANCE] (the “Extended Maturity Date”), without prior notice.

All amounts owing on this Note shall be payable in arrears, with payments first applied to accrued and unpaid interest on this Note, and thereafter on the unpaid principal amount hereof. All references to Dollars herein are to lawful currency of the United States of America. This Note is issued in connection with a certain Unsecured Convertible Promissory Note Purchase Agreement dated ___________, 2008 (as amended, modified or supplemented, the “Note Purchase Agreement”) between Company and the Purchaser (as defined in the Note Purchase Agreement).

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note the following capitalized terms have the following meanings:

(a) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

(b) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(c) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations existing or hereafter arising under or pursuant to the terms of this Note, the Note Purchase Agreement and the other Note Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(d) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(e) “Note Documents” shall mean this Note and the Note Purchase Agreement.

2. Interest. Accrued interest on this Note shall be due and payable together with the unpaid principal on the Maturity Date.

3. Certain Covenants. Company shall furnish to Holder promptly upon the occurrence thereof, written notice of the occurrence of any Event of Default hereunder.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Note Documents:

(a) Failure to Pay. Company shall fail to pay when due (i) the principal or interest payment on the due date hereunder and such payment shall not have been made within fifteen (15) days of Company’s receipt of Holder’s written notice to Company of such failure to pay or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) days of Company’s receipt of Holder’s written notice to Company of such failure to pay; or

(b) Breaches of Covenants. Company shall fail to observe or perform any other material covenant, representation, or warranty, obligation, condition or agreement contained in this Note (other than those specified in Sections 4(a)) and such failure shall continue for fifteen (15) days after written notice to Company of such failure.

(c) Voluntary Bankruptcy or Insolvency Proceedings. Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

5. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Sections 4(c) and 4(d), and giving effect to any applicable cure periods) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(c) and 4(d), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Note Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Note Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Additional Interest Upon Certain Events

(a) Interest Rate Increase. In the event that this Note is not paid in full on or before the Original Maturity Date, the Company shall pay interest on the unpaid portion of the Original Principal Amount and accrued and unpaid interest, except for any stock payable pursuant to Section 6(b) below, at a rate per annum equal to the Applicable Interest Rate plus two percent (2%) per annum and increasing by two percent (2%) per annum each 30 days thereafter, until the Extended Maturity Date. The interest rate shall in no event be in excess of eighteen percent (18%) per annum for the final 30 days prior to the Extended Maturity Date. After the Extended Maturity Date, the Company shall resume paying interest on all unpaid principal and accrued and unpaid interest at the Applicable Interest Rate.

(b) Shares of Stock as Additional Interest. In the event that amounts due and owing under this Note are not paid in full by the Original Maturity Date, in addition to all other amounts of interest payable to Holder pursuant to the this Note, the Company shall issue to the Holder shares of the Company’s Common Stock equal to 5% of the then unpaid portion of the Original Principal Amount hereof divided by $0.85, on each of ____________, 2008 [SEVEN MONTHS FROM ISSUANCE], ___________, 2008 [EIGHT MONTHS FROM ISSUANCE] and Extended Maturity Date so long as the Note is not paid in full prior to each of such dates.

7. Holder’s Options

(a) Payment in Cash at Maturity Date. If at the option of the Holder, Holder chooses to be repaid in cash on the Maturity Date, then the Company will pay in addition to the original principal amount plus accrued and unpaid interest (the “Repayment Amount”), an additional amount equal to 15% of the Repayment Amount (the “Bonus Amount”).

(b) Optional Conversion Provisions.

(i) The Holder shall have the right, at its option, and upon written notice of conversion, in the form attached as Exhibit A hereto, to convert an amount equal to 110% of the unpaid principal amount of the obligation underlying this Note, plus all accrued and unpaid interest thereon, including any portion of the unpaid Monitoring Fee, but not including any undelivered shares issued pursuant to Section 6(b), only at or after the Original Maturity Date, but in any event, no later than the Extended Maturity Date, subject to the terms and provisions of this Note, into shares (“Conversion Shares”) of common stock of the Company, par value $0.001 (the “Common Stock”), calculated as to each conversion to the greatest number of full shares of Common Stock, disregarding fractions, with a cash adjustment for fractional shares as hereinafter provided, at a per share conversion price equal to $0.70 per share (the “Conversion Price”); provided, however, that such right of conversion shall only be exercisable at such time as the exercise of such right of conversion and the delivery of such shares of Common Stock are lawful under federal securities laws and the securities laws of the jurisdiction of residence of all persons to whom such shares of Common Stock are otherwise deliverable. Notwithstanding anything to the contrary herein, the Company shall not be obligated to deliver any certificates for any shares of Common Stock into which this Note shall have been exercised until the delivery by the Holder to the Company of the original of this Note. In the event the Holder shall give notice to the Company of the Holder’s exercise of such right of conversion, the Holder shall not be entitled to withdraw the exercise of such right of conversion without the written consent of the Company. Note holders who do not advise the Company of their intention to convert the Note in accordance with the provisions hereof on or before the end of the Conversion Period shall not be entitled to convert their Notes hereunder.

(ii) Upon such delivery of notice and surrender of this Note, as aforesaid, the Company shall cause to be issued and to be mailed to the Holder, as soon as practicable after the receipt by the Company of such notice and surrender of this Note by the Holder to the Company, a certificate or certificates for the number of full shares of Common Stock into which this Note has been so converted upon the exercise of such conversion rights, together with cash, as provided herein below, in respect of any fractional shares of Common Stock otherwise issuable upon such delivery and surrender. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such shares of Common Stock as of the date of receipt by the Company of such notice and surrender; provided, however, that if, at the date of such notice and surrender, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such conversion rights shall be closed, the certificate or certificates for the shares of Common Stock in respect of which such conversion rights are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares of Common Stock; and provided, further, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the foregoing conversion rights shall be exercisable, at the election of the Holder, either in full or from time to time in part.

(iii) No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the conversion rights set forth hereinabove. With respect to any fraction of a share called for upon the exercise of any such conversion rights hereunder or the automatic conversion of this Note, the Company shall issue to the Holder one whole share of Common Stock in lieu of such fractional share.

(iv) Adjustments to Conversion Price. The number of shares of Common Stock issuable upon conversion of this Note shall be subject to adjustment, in case the Company shall: (a) pay a dividend on the Common Stock in shares of Common Stock or make a distribution in shares of Common Stock; (b) subdivide its outstanding shares of Common Stock; (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (d) issue by reclassification of its shares of stock other securities of the Company. The number of shares of Common Stock purchasable upon conversion of this Note immediately prior thereto shall be adjusted so that the holder of this Note shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had this Note been converted immediately prior to the happening of such event or as of any record date with respect thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

8. Prepayment. This Note may be prepaid, in whole or in part, from time to time, however, if prepaid then Holder shall receive the Bonus Amount on all prepayments.

9. Successors and Assigns. Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Holder of this Note.

11. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder.

12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Note Purchase Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

13. Payment. Payment shall be made in lawful tender of the United States.

14. Expenses; Waivers. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

Stratos Renewables Corporation

By:
Name:
Title:

EXHIBIT A

STRATOS RENEWABLES CORPORATION

CONVERSION NOTICE

NOTICE OF CONVERSION
(To be Executed by the Holder
in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $________ principal amount of the Note (defined below) into shares of common stock, par value $0.01 per share (“Common Stock”), of Stratos Renewables Corporation, a Nevada corporation (the “Company”) according to the conditions of the “Note“), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:
Address:

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:
Applicable Conversion Price:
Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Note:
Entity:
By:
Name:
Title:
Address:

Signature: